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               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                           FORM 8 - K

                         CURRENT REPORT


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934.

Date of Report,
(Date of earliest event reported):              March 14, 2008
                                                --------------

                        Omagine Inc.
    ------------------------------------------------------
    (Exact name of registrant as specified in its charter)



   Delaware                0-17264            20-2876380
----------------         -------------      ---------------
(State or other          (Commission        (IRS Employer
jurisdiction of          File Number)       Identification
incorporation)                                  Number)


   350 Fifth Avenue, Suite 1103, New York, N.Y.          10118
  ---------------------------------------------        ----------
    (Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code  (212)563-4141
                                                    --------------


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act;
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ] Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.



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Item 7.01 Regulation FD Disclosure
----------------------------------

The following discussion is given to inform and update shareholders and assumes that the draft Development Agreement now before the Government will be signed. Please see disclaimer at the end of this discussion.

                    **********************

A usufruct agreement is similar to a land lease but with specific additional rights of use and disposal.

All the land constituting the Omagine site (the "Usufruct Land") is owned by the Government and will - except as noted in the next following sentence - continue to be owned by the Government subsequent to the signing of the Development Agreement. Certain portions of the Usufruct Land (the "Residential Land") may be sold by Omagine to third parties in transactions wherein the freehold title and ownership to such Residential Land is registered to such third parties. If, and only if, the development is a "integrated tourism complex", as is Omagine, such third party purchasers may be of any nationality.

At the closing of any residential sale by Omagine to a third party, Omagine must pay the Government a purchase price of 25 Omani Rials ($ 65) for each square meter of Usufruct Land which Omagine sells to a third party in such transaction. Omagine therefore stands to benefit from profits derived from
(a) sales by Omagine of the residences situated upon such Usufruct Land, and (b) sales by Omagine of any of such Usufruct Land underlying such residences provided such land is sold for a value in excess of 25 Omani Rials ($ 65).

Omagine may also pledge the usufruct rights to the entire Usufruct Land as collateral to it banks and will benefit from decreased financing costs associated with deferring Omagine's land purchases from the government until the closing of the transaction wherein Omagine sells such land to a third party.

As with any publicly held corporation, one might expect the value of the stock price to reflect an estimate of the corporation's ability to generate future cash flows. To the extent that the value of the land constituting the Omagine site has increased, then obviously OMAG's ability to generate future cash flows has proportionately increased.

On those portions of the Usufruct Land which are not sold Residences and on which there is a completed building Omagine must pay a land rental to the government of 300 Baizas ($0.78) per square meter per year. There is no rental payment due (i)
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on open areas, or (ii) for the first five years. Over time
the Company estimates there will be approximately 150,000 square meters annually which will be subject to the rental payment.

                    **********************

Notwithstanding the foregoing, no assurances can be given at this time that the Development Agreement will actually be signed. Although agreed and in its final draft form some minor changes may still occur. Until the Development Agreement is actually signed, no assurance whatsoever can be given that it actually will be signed. Management therefore cautions that future events rarely develop exactly as forecast and the best estimates routinely require adjustment.





                           SIGNATURES
                           ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  March 14, 2008

                                 Omagine, Inc.
                              ---------------------------------
                                (Registrant)


                              BY: /s/ Frank J. Drohan
                                  -----------------------
                                   Frank J. Drohan,
                                   Chairman of the Board,
                                   President and Chief
                                   Executive Officer